Exhibit 99.1

For more information:	Investor Relations:
Marc Olin	JoAnn Horne
Chief Financial Officer	Market Street Partners
EFI	415-445-3235
650-357-3500

EFI Reports Record First Quarter Revenue of $234M, Up 20%

Fremont, Calif. – April 20, 2016 – Electronics For Imaging, Inc. (Nasdaq: EFII), a world leader in customer-focused digital printing innovation, today announced its results for the first quarter of 2016.

For the quarter ended March 31, 2016, the Company reported record first quarter revenue of $234.1 million, up 20% compared to first quarter 2015 revenue of $194.6 million. Non-GAAP operating income was $33.5 million compared to $28.3 million for the same period in 2015. Non-GAAP net income was $26.3 million or $0.55 per diluted share, which includes an unfavorable balance sheet currency translation impact of $0.01 per share, compared to non-GAAP net income of $21.4 million or $0.45 per diluted share for the same period in 2015. GAAP operating income was $6.7 million compared to $11.1 million for the same period in 2015. GAAP net income was $1.9 million or $0.04 per diluted share, compared to $5.2 million or $0.11 per diluted share for the same period in 2015.

“Our team’s execution drove another quarter of solid performance across the EFI portfolio, led by good growth in our Industrial Inkjet segment,” said Guy Gecht, CEO of EFI. “At the upcoming drupa tradeshow we expect to introduce entirely new platforms in every segment of our business, including an expansion into the vast packaging space. We expect products based on these powerful and versatile new platforms to fuel our growth in the coming years.”

EFI will discuss the Company’s financial results by conference call at 2:00 p.m. PDT today. Instructions for listening to the conference call over the Web are available on the investor relations portion of EFI’s website at www.efi.com.

About EFI

EFI™ is a global technology company, based in Silicon Valley, and is leading the worldwide transformation from analog to digital imaging. We are passionate about fueling customer success with products that increase competitiveness and boost productivity. To do that, we develop breakthrough technologies for the manufacturing of signage, packaging, textiles, ceramic tiles, and personalized documents, with a wide range of printers, inks, digital front ends, and a comprehensive business and production workflow suite that transforms and streamlines the entire production process. (www.efi.com)

Safe Harbor for Forward Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements other than statements of historical fact including words such as “anticipate”, “believe”, “consider”, “continue”, “develop”, “estimate”, “expect”, “look”, and “plan” and statements in the future tense are forward looking statements. The statements in this press release that could be deemed forward-looking statements include statements regarding EFI’s strategy, plans, expectations regarding its revenue growth, product portfolio, productivity, future opportunities for EFI and its customers, demand for products, and any statements or assumptions underlying any of the foregoing.

Forward-looking statements are subject to certain risks and uncertainties that could cause our actual future results to differ materially, or cause a material adverse impact on our results. Potential risks and uncertainties include, but are not necessarily limited to, intense competition in each of our businesses, including competition from products developed by EFI’s customers; unforeseen expenses; the difficulty of aligning expense levels with revenue; management’s ability to forecast revenues, expenses and earnings; our ability to successfully integrate acquired businesses; changes in the mix of products sold; the uncertainty of market acceptance of new product introductions; challenge of managing asset levels, including inventory and variations in inventory levels; the uncertainty of continued success in technological advances; the challenges of obtaining timely, efficient and quality product manufacturing and supply of components; any world-wide financial and economic difficulties and downturns; adverse tax-related matters such as tax audits, changes in our effective tax rate or new tax legislative proposals; the unpredictability of development schedules and commercialization of products by the leading printer manufacturers and declines or delays in demand for our related products; the impact of changing consumer preferences on demand for our textile products; litigation involving intellectual property rights or other related matters; the uncertainty regarding the amount and timing of future share repurchases by EFI and the origin of funds used for such repurchases; the market prices of EFI’s common stock prior to, during and after the share repurchases; and any other risk factors that may be included from time to time in the Company’s SEC reports.

The statements in this press release are made as of the date of this press release. EFI undertakes no obligation to update information contained in this press release. For further information regarding risks and uncertainties associated with EFI’s businesses, please refer to the section entitled “Risk Factors” in the Company’s SEC filings, including, but not limited to, its annual report on Form 10-K and its quarterly reports on Form 10-Q, copies of which may be obtained by contacting EFI’s Investor Relations Department by phone at 650-357-3828 or by email at investor.relations@efi.com or EFI’s Investor Relations website at www.efi.com.

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we use non-GAAP measures of operating income, net income, and earnings per diluted share that are GAAP income from operations, GAAP net income, and GAAP earnings per diluted share adjusted to exclude certain costs, expenses, and gains. A reconciliation of the adjustments to GAAP results for the three months ended March 31, 2016 and 2015 is provided below. In addition, an explanation of how management uses non-GAAP financial information to evaluate its business, the substance behind management’s decision to use this non-GAAP financial information, the material limitations associated with the use of non-GAAP financial information, the manner in which management compensates for those limitations, and the substantive reasons management believes that this non-GAAP financial information provides useful information to investors is included under “About our Non-GAAP Net Income and Adjustments” after the tables below.

These non-GAAP measures are not in accordance with or an alternative to GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures, used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income or earnings per diluted share prepared in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. We expect to continue to incur expenses of a nature similar to the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP net income and non-GAAP earnings per diluted share should not be construed as an inference that these costs are unusual, infrequent, or non-recurring.

Electronics For Imaging, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2016	2015
Revenue	$234,133	$194,554
Cost of revenue	115,761	89,114

Gross profit	118,372	105,440
Operating expenses:
Research and development	37,178	33,711
Sales and marketing	41,574	37,170
General and administrative	20,980	17,650
Amortization of identified intangibles	9,229	4,804
Restructuring and other	2,715	1,029

Total operating expenses	111,676	94,364

Income from operations	6,696	11,076
Interest expense	(4,358)	(4,099)
Interest income and other expense, net	(221)	(659)

Income before income taxes	2,117	6,318
Provision for income taxes	(263)	(1,081)

Net income	$1,854	$5,237

Diluted EPS calculation
Net income	$1,854	$5,237

Net income per diluted common share	$0.04	$0.11

Shares used in diluted per share calculation	47,923	47,856

Electronics For Imaging, Inc.

Reconciliation of GAAP Net Income to Non-GAAP Net Income

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2016	2015	Ex-Currency 2016
Net income	$1,854	$5,237	$1,854

Amortization of identified intangibles	9,229	4,804	9,229
Ex-currency adjustment	—	—	(483)
Stock based compensation – Cost of revenue	1,035	937	1,035
Stock based compensation – Research and development	4,740	3,169	4,740
Stock based compensation – Sales and marketing	2,879	2,710	2,879
Stock based compensation – General and administrative	5,637	3,429	5,637
Restructuring and other	2,715	1,029	2,715
General and administrative:
Acquisition-related transaction costs	478	661	478
Changes in fair value of contingent consideration	(205)	(15)	(205)
Litigation settlements	320	540	320
Interest income and other expense, net
Non-cash interest expense related to our convertible notes	3,004	2,878	3,004
Foreign exchange fluctuation related to contingent consideration	507	—	507
Balance sheet currency remeasurement impact	—	—	702

Tax effect of non-GAAP adjustments	(5,904)	(3,946)	(5,945)

Non-GAAP net income	$26,289	$21,433	$26,467

Non-GAAP net income per diluted common share	$0.55	$0.45	$0.55

Shares used in diluted per share calculation	47,923	47,856	47,923

Electronics For Imaging, Inc.

Reconciliation of GAAP Income from Operations to Non-GAAP Income from Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2016	2015
Income from operations	$6,696	$11,076

Amortization of identified intangibles	9,229	4,804
Stock based compensation – Cost of revenue	1,035	937
Stock based compensation – Research and development	4,740	3,169
Stock based compensation – Sales and marketing	2,879	2,710
Stock based compensation – General and administrative	5,637	3,429
Restructuring and other	2,715	1,029
General and administrative:
Acquisition-related transaction costs	478	661
Changes in fair value of contingent consideration	(205)	(15)
Litigation settlements	320	540

Non-GAAP income from operations	$33,524	$28,340

Electronics For Imaging, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 31, 2016	December 31, 2015
Assets
Cash and cash equivalents	$190,156	$164,091
Short-term investments	281,471	333,276
Accounts receivable, net	205,447	193,121
Inventories	121,666	106,378
Other current assets	36,375	30,148

Total current assets	835,115	827,014
Property and equipment, net	101,079	97,779
Goodwill	344,369	338,793
Intangible assets, net	133,730	135,552
Other assets	50,738	51,013

Total assets	$1,465,031	$1,450,151

Liabilities & Stockholders’ equity
Accounts payable	$110,775	$113,541
Accrued and other liabilities	126,199	123,192
Income taxes payable and deferred tax liabilities	3,592	3,594

Total current liabilities	240,566	240,327
Convertible senior notes, net	294,065	290,734
Imputed financing obligation related to build-to-suit lease	13,738	13,480
Noncurrent contingent and other liabilities	55,374	51,101
Deferred tax liabilities	20,240	19,003
Noncurrent income taxes payable	11,650	11,312

Total liabilities	635,633	625,957
Total stockholders’ equity	829,398	824,194

Total liabilities and stockholders’ equity	$1,465,031	$1,450,151

Debt Issuance Costs. ASU 2015-03, Simplifying the Presentation of Debt Issuance Costs, requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt, which is consistent with the presentation of debt discounts and premiums. Retrospective application is required, which resulted in the reclassification of $5.8 million of debt issuance costs from other current assets and other assets to be a direct reduction of convertible senior notes, net, in our Condensed Consolidated Balance Sheet as of December 31, 2015.

Electronics For Imaging, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2016	2015
Cash flows from operating activities:
Net income	$1,854	$5,237
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,008	7,803
Deferred taxes	(3,894)	(5,066)
Tax benefit (expense) from employee stock plans	43	(155)
Excess tax benefit from stock-based compensation	(164)	(127)
Stock-based compensation, net of cash settlements	11,538	8,892
Provision for inventory obsolescence	2,272	1,450
Provision for (releases of) bad debts and sales-related allowances	4,140	(1,080)
Non-cash accretion of interest expense on convertible notes and imputed financing obligation	3,273	3,097
Other non-cash charges and gains	2,878	(306)
Changes in operating assets and liabilities, net of effect of acquired businesses	(26,147)	(12,662)

Net cash provided by operating activities	8,801	7,083

Cash flows from investing activities:
Purchases of short-term investments	(58,323)	(162,363)
Proceeds from sales and maturities of short-term investments	110,417	70,123
Purchases, net of proceeds from sales, of property and equipment	(5,213)	(4,915)
Businesses purchased, net of cash acquired	(7,982)	(10)

Net cash provided by (used for) investing activities	38,899	(97,165)

Cash flows from financing activities:
Proceeds from issuance of common stock	4,909	4,864
Purchases of treasury stock and net share settlements	(23,092)	(13,539)
Repayment of debt assumed through business acquisitions and debt issuance costs	(4,492)	(79)
Contingent consideration payments related to businesses acquired	(1,443)	(2,032)
Excess tax benefit from stock-based compensation	164	127

Net cash used for financing activities	(23,954)	(10,659)

Effect of foreign exchange rate changes on cash and cash equivalents	2,319	(1,652)

Decrease in cash and cash equivalents	26,065	(102,393)
Cash and cash equivalents at beginning of period	164,091	298,133

Cash and cash equivalents at end of period	$190,156	$195,740

Electronics For Imaging, Inc.

Revenue by Operating Segment and Geographic Area

(in thousands)

(unaudited)

	Three Months Ended March 31,
Revenue by Operating Segment	2016	2015
Industrial Inkjet	$125,798	$87,607
Productivity Software	32,540	31,107
Fiery	75,795	75,840

Total	$234,133	$194,554

Revenue by Geographic Area
Americas	$120,266	$107,714
EMEA	83,583	60,128
APAC	30,284	26,712

Total	$234,133	$194,554

Revenue Ex-Currency Adjustment	4,185	—

Total	$238,318	$194,554

About our Non-GAAP Net Income and Adjustments

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial results prepared in accordance with GAAP, we use non-GAAP measures of net income and earnings per diluted share that are GAAP net income and GAAP earnings per diluted share adjusted to exclude certain costs, expenses, and gains.

We believe that the presentation of non-GAAP operating income, non-GAAP net income, and non-GAAP earnings per diluted share provides important supplemental information regarding non-cash expenses and significant items that we believe are important to understanding financial and business trends relating to our financial condition and results of operations. Non-GAAP operating income, non-GAAP net income, and non-GAAP earnings per diluted share are among the primary indicators used by management as a basis for planning and forecasting future periods and by management and our Board of Directors to determine whether our operating performance has met specified targets and thresholds. Management uses non-GAAP operating income, non-GAAP net income, and non-GAAP earnings per diluted share when evaluating operating performance because it believes the exclusion of the items described below, for which the amounts and/or timing may vary significantly depending on our activities and other factors, facilitates comparability of our operating performance from period to period. We have chosen to provide this information to investors so they can analyze our operating results in the same way that management does and use this information in their assessment of our business and the valuation of our Company.

Use and Economic Substance of Non-GAAP Financial Measures

We compute non-GAAP operating income, non-GAAP net income, and non-GAAP earnings per diluted share by adjusting GAAP operating income, GAAP net income, and GAAP earnings per diluted share to remove the impact of amortization of acquisition-related intangibles, stock-based compensation expense, restructuring and other expenses, acquisition-related transaction expenses, costs to integrate such acquisitions into our business, changes in the fair value of contingent consideration, litigation settlement charges, and non-cash interest expense related to our 0.75% convertible senior notes (“Notes”). We use a constant non-GAAP tax rate of 19%, which we believe reflects the long term average tax rate based on our international structure and geographic distribution of revenue and profit.

Ex-Currency. To better understand trends in our business, we believe it is helpful to adjust our statement of operations to exclude the impact of year-over-year changes in the translation of foreign currencies into U.S. dollars. This is a non-GAAP measure that is calculated by adjusting revenue, non-GAAP operating income, and non-GAAP net income by using historical exchange rates in effect during the comparable prior year period and removing the balance sheet currency remeasurement impact from interest income and other expense, net, including removal of any hedging gains and losses. We refer to these adjustments as “ex-currency.” Management believes the ex-currency measures provide investors with an additional perspective on year-over-year financial trends and enables investors to analyze our operating results in the same way management does. The year-over-year currency impact can be determined as the difference between year-over-year actual growth rates and year-over-year ex-currency growth rates.

These excluded items are described below:

•	Intangible assets acquired to date are being amortized on a straight-line basis.

•	Stock-based compensation expense of $14.3 and $10.2 million during the three months ended March 31, 2016 and 2015, respectively, consists of $11.6 and $8.8 million of stock-based compensation expense recognized in accordance with ASC 718, Stock Compensation, and the non-cash settlement of $2.7 and $1.4 million of vacation liabilities settled through the issuance of RSUs during the three months ended March 31, 2016 and 2015, which is not included in the GAAP presentation of our stock-based compensation expense.

•	Restructuring and other expenses consists of:

•	Restructuring charges incurred as we consolidate the number and size of our facilities and, as a result, reduce the size of our workforce.

•	Expenses incurred to integrate businesses acquired during the periods reported.

•	Acquisition-related transaction costs associated with businesses acquired during the periods reported and anticipated transactions.

•	Changes in fair value of contingent consideration. Our management determined that we should analyze the total return provided by the investment when evaluating operating results of an acquired entity. The total return consists of operating profit generated from the acquired entity compared to the purchase price paid, including the final amounts paid for contingent consideration without considering any post-acquisition adjustments related to changes in the fair value of the contingent consideration. Because our management believes the final purchase price paid for the acquisition reflects the accounting value assigned to both contingent consideration and to the intangible assets, we exclude the GAAP impact of any adjustments to the fair value of acquisition-related contingent consideration from the operating results of an acquisition in subsequent periods, including the related foreign exchange fluctuation impact. We believe this approach is useful in understanding the long-term return provided by our acquisitions and that investors benefit from a supplemental non-GAAP financial measure that excludes the impact of this adjustment.

•	Non-cash interest expense on our Notes. Our Notes may be settled in cash on conversion. We are required to separately account for the liability (debt) and equity (conversion option) components of the Notes in a manner that reflects our non-convertible debt borrowing rate. Accordingly, for GAAP purposes, we are required to amortize a debt discount equal to the fair value of the conversion option as interest expense on our $345 million of 0.75% convertible senior notes that were issued in a private placement in September 2014 over the term of the Notes.

•	Litigation settlements. We settled or accrued reserves related several litigation claims of $0.3 and $0.5 million during the three months ended March 31, 2016 and 2015 respectively.

•	Tax effect of non-GAAP adjustments are as follows:

•	We use a constant non-GAAP tax rate of 19%, which we believe reflects the long term average tax rate based on our international structure and geographic distribution of revenue and profit. The long-term average tax rate is calculated in accordance with the principles of ASC 740, Income Taxes, after excluding the tax effect of the non-GAAP items described above, to estimate the non-GAAP income tax provision in each jurisdiction in which we operate.